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                                                                   Exhibit 23(i)
                                                                   -------------

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

To the Board of Directors
Ocean West Enterprises, Inc.
  dba Ocean West Funding


We consent to the use of our Independent Auditors' Report dated June 22, 2001covering the financial statements of Ocean West Enterprises, Inc., dba Ocean West Funding as of and for the year ended March 31, 2001, and our Independent Auditors' Report dated September 30, 2001covering the financial statements of Ocean West Holding Corporation as of March 31, 2001and for the period from August 15, 2000 (inception) to March 31, 2001 in the Form S-1 registration statement to be filed with the Commission on approximately April 18, 2002.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

/s/ Stonefield Josephson, Inc.


Santa Monica, California
April 16, 2002